ICOS Corporation Analysis
Materials Prepared For ISS
November 28, 2006

This analysis is being provided at the unsolicited request of Institutional Shareholder Services for additional information regarding HealthCor's previously announced intention to vote against the proposed acquisition of ICOS Corporation by Eli Lilly.  In agreeing to meet with ISS,

HealthCor is not engaging in a proxy solicitation within the meaning of

Rule 14a-1(l) under the Securities Exchange Act of 1934.

Executive Summary

ICOS Corporation

Erectile Dysfunction Market

Valuation Considerations

Dissenters’ Rights

Broker Models

HealthCor 13D Filings

Executive Summary

As filed with the SEC, HealthCor Management owns over 3.3MM shares of ICOS
(>5%) and we intend to vote against the proposed acquisition of ICOS by Eli Lilly

We believe that the earnings power of the Lilly ICOS JV is greater than the public markets had discounted on October 16, 2006

Included in ICOS Proxy statement – ICOS acknowledges that its internal expectation for EPS in 2007 exceeds the consensus Wall Street estimates by at least 22%

This transaction was announced three days before LLY-ICOS earnings which were significantly above expectations

Furthermore – we believe that other compelling evidence is the material earnings accretion being forecast for the shareholders of Eli Lilly by Wall Street analysts (see
Appendix, Nov. 2 13D letter, exhibit B for detail)

Finally – we are very troubled by the “Amended and Restated Change in Control and
Severance Agreement”  - which effectively provides greater financial gains for senior management as a result of the anticipated sale of the Company

Executive Summary

ICOS
Share
Price

Executive Summary

ICOS Corporation

Erectile Dysfunction Market

Valuation Considerations

Dissenters’ Rights

Broker Models

HealthCor 13D Filings

ICOS Overview

ICOS Corporation is a biotechnology
company whose primary asset is its
50% of the joint venture profits from
Lilly ICOS

Lilly ICOS markets and sells the
erectile dysfunction drug Cialis

Total Cialis sales were $746.6M in
2005 and are forecast by Wall Street
analysts to grow by 27% to
approximately $950M in 2006

Cialis’ gross margins are
approximately 92%

ICOS does have other research
programs which have provided a
negative drain on earnings –
nonetheless the company is now
profitable

6

Lilly ICOS Net Income Forecasts

2006

2007

2008

UBS

292.9

400.9

522.2

Growth

36.9%

30.2%

Morgan Stanley

293.8

318.2

428.6

Growth

8.3%

34.7%

Cowen

274.4

376.5

489.2

Growth

37.2%

29.9%

Mean

287.0

365.2

480.0

Growth

27.2%

31.4%

50% Share to ICOS

143.5

182.6

240.0

Shares Outstanding

65.5

65.5

65.5

EPS Contribution from JV

2.19

2.79

3.66

Growth

27.2%

31.4%

Lilly offer Price

32.0

32.0

32.0

Offer Price / JV EPS

14.6x

11.5x

8.7x

ICOS 3Q 2006 Results

ICOS Q3 EPS of .15
were much higher
than consensus EPS
of .07 due to
leverage at the JV
level

Sep

Sep

3Q06

3Q06

Difference

E

A

CIALIS

Lilly ICOS (US)

95.3

94.9

(0.4)

Lilly ICOS (Rest of North America)

17.9

20.2

2.3

Lilly ICOS (North America)

114.2

115.2

1.0

Lilly ICOS (Europe)

72.9

75.4

2.6

Lilly ICOS (North America & Europe)

187.7

190.6

2.9

Lilly Territories (ROW)

52.7

55.0

2.3

TOTAL CIALIS SALES

240.5

245.6

5.2

Collaboration Revenues

17.1

16.4

(0.7)

Licenses of technology

-

Contract manufacturing

4.2

4.3

0.0

Co-promotion services

0.7

-

(0.7)

TOTAL REVENUES

21.5

20.6

(0.8)

FC SALES (10/24/06)

21.0

(0.3)

R&D

25.9

25.3

(0.6)

Sales and Marketing

13.8

13.2

(0.6)

General and Administrative

8.4

8.1

(0.3)

Total - S&M / G&A

21.1

21.3

0.2

Cost of manufacturing

3.1

4.6

1.6

Stock compensation expense

7.3

(7.3)

TOTAL OPERATING EXPENSES

49.7

51.3

1.5

OPERATING INCOME/(LOSS)

(28.3)

(30.6)

(2.4)

Equity in Profits/(Losses) of Affiliates

34.7

40.0

5.2

Gain on sale of partnership interests

-

Interest expense

(1.5)

(1.7)

(0.2)

Interest and other income

2.2

2.3

0.1

TOTAL INTEREST & OTHER INCOME

0.1

0.6

0.5

INCOME/(LOSS) BEFORE INCOME TAXES

6.6

9.9

3.4

Income Taxes Provision/(Gain)

0.5

0.2

(0.2)

Tax Rate

5.0%

2.2%

NET INCOME/(LOSS)

6.3

9.7

3.4

FD Shares Out

65.1

65.2

Stock Option Expense (Tax Adjusted)

7.5

(7.5)

Diluted EPS

0.17

0.15

(0.02)

Diluted EPS (with stock options expense)

0.05

0.15

0.10

FC EPS (10/24/06)

0.07

0.08

Cialis Additional Clinical Trial Programs

Hypertension – Positive Phase II data released on Q3 2006 earnings call – Market is in excess of $15B according to ICOS

Benign Prostatic Hyperplasia – Phase IIb program initiated in Q3 2006 – GSK’s
Avodart is expected to generate ~ $300M in revenue in 2006

Pulmonary Arterial Hypertension – patient enrollment progressing on schedule –
Revatio (Viagra) already approved - $250M+ opportunity

400 patient phase III study

Once a day treatment for ED – expects to file an expanded indication – regulatory filings occurred in the US and Canada in mid-2006

ICOS Shareholders – As Reported by Bloomberg

ICOS Shareholders - According to Proxy - As of October 30

Excessive ICOS Executive Compensation from Transaction

Executive Summary

ICOS Corporation

Erectile Dysfunction Market

Valuation Considerations

Dissenters’ Rights

Broker Models

HealthCor 13D Filings

Erectile Dysfunction Market Overview

In November of 2003, FDA approved LLY-ICOS’ PDE-5 inhibitor Cialis for erectile dysfunction

Since then prescriptions have steadily grown and the drug continues to take market share from Viagra

Cialis is differentiated from its competing PDE-5 inhibitors, Viagra and
Levitra, by its extended 36-hour duration of action and lack of food effects

Both are mentioned in its label

Viagra, the current market leader, recorded over $1.6BN in revenue in
2005

Erectile Dysfunction Prescriptions Continue to Grow AND Cialis
continues to Gain market share

Erectile Dysfunction Prescriptions Continue to Grow AND Cialis
continues to Gain market share

Source: IMS

Executive Summary

ICOS Corporation

Erectile Dysfunction Market

Valuation Considerations

Dissenters’ Rights

Broker Models

HealthCor 13D Filings

Large Cap Biotech Trading Comps

Biotech Comps - Source - Factset

11/21/06

2006E

EV /

EV /

2006

2007

2008

Company

Ticker

Price

Mkt Cap

EV

LTM Sales

EBITDA

LTM Sales

2006 EBITDA

CY 06 EPS

CY 07 EPS

CY 08 EPS

PE

PE

PE

GENENTECH INC

DNA

80.36

$

84,699.5

89,030.2

6,972.1

3,327.6

12.8x

26.8x

2.16

2.66

3.28

37.2x

30.2x

24.5x

AMGEN INC

AMGN

72.98

$

85,132.5

88,357.5

13,704.0

6,170.5

6.4x

14.3x

3.93

4.41

4.99

18.6x

16.5x

14.6x

CELGENE CORP

CELG

56.07

$

20,882.8

19,288.9

773.3

223.8

24.9x

86.2x

0.53

1.07

1.62

105.8x

52.4x

34.6x

GENZYME CORP

GENZ

66.05

$

17,361.6

17,229.9

3,045.3

808.0

5.7x

21.3x

2.74

3.14

3.64

24.1x

21.0x

18.1x

BIOGEN IDEC INC

BIIB

51.00

$

17,193.5

16,577.5

2,607.6

1,339.4

6.4x

12.4x

2.22

2.54

2.89

23.0x

20.1x

17.6x

SEPRACOR INC

SEPR

55.28

$

6,056.1

6,393.6

1,150.5

169.4

5.6x

37.7x

1.31

2.18

3.10

42.2x

25.4x

17.8x

GILEAD SCIENCES INC

GILD

67.51

$

31,042.9

29,549.1

2,736.2

1,584.7

10.8x

18.6x

2.38

2.55

2.90

28.4x

26.5x

23.3x

MEDIMMUNE INC

MEDI

33.11

$

7,920.1

8,362.2

1,240.1

125.7

6.7x

66.5x

0.19

0.85

1.22

174.3x

39.0x

27.1x

MILLENNIUM PHARMACEUTICALS

MLNM

11.26

$

3,558.5

3,098.9

383.1

80.0

8.1x

38.7x

0.11

0.13

0.24

102.4x

86.6x

46.9x

OSI PHARMACEUTICALS INC

OSIP

37.74

$

2,161.1

2,225.5

366.1

(3.7)

6.1x

-596.6x

(0.51)

0.32

1.04

-74.0x

117.9x

36.3x

IMCLONE SYSTEMS INC

IMCL

31.66

$

2,681.8

2,280.6

644.7

309.1

3.5x

7.4x

2.94

1.48

1.43

10.8x

21.4x

22.1x

Mean

8.8x

-24.2x

44.8x

41.5x

25.7x

Median

6.4x

21.3x

28.4x

26.5x

23.3x

Max

24.9x

86.2x

174.3x

117.9x

46.9x

Min

3.5x

-596.6x

-74.0x

16.5x

14.6x

ICOS CORP

ICOS

32.46

$

2,127.7

2,299.5

76.7

NA

30.0x

NA

0.29

0.65

1.25

111.9x

49.9x

26.0x

Selected Merger Transaction Analysis

The premium being offered to ICOS shareholders is significantly below that offered in comparable transactions

Since the LLY / ICOS transaction was announced – a number of acquisitions have been announced all w / takeover premiums far higher than that offered to ICOS shareholders

Executive Summary

ICOS Corporation

Erectile Dysfunction Market

Valuation Consideration

Dissenters’ Rights

Broker Models

HealthCor 13D Filings

Dissenters’ Rights

The following is a summary of the process

shareholders

will need to follow if

they

wish

to assert its rights under Washington State’s dissenters’ rights statute:

1.

Notice of intent to demand payment

: Anytime before the special shareholder meeting on

December

19, 2006, we must deliver a notice stating we intend to demand payment of what we believe to be the fair market value of our shares if the merger is approved.

2.

Shareholder vote

: We must not vote in favor of the merger in order to assert our dissenters’ righ

ts.

3.

Notice from company

: If the merger is approved at the special meeting (approval requires the affirmative vote of the majority of the outstanding shares entitled to vote), within 10 days afterwards, the company must send dissenters a notice stating wher

e a payment

demand must be submitted.

4.

Payment demand

: After receiving the company’s notice, we must submit a payment

demand to the company.   The payment demand must be received by the company not

fewer than 30 nor more than 60 days after company’s notice

to us is delivered.

5.

Payment by company

: Within 30 days of the later of the effective date of the merger, or the date our payment demand is received by the company, the company must pay us what it estimates the fair value of the shares to be plus accrued interest.  The payment

needs to be accompanied by certain company financial statements and an explanation of how the shares’ fair value was determined.

6.

Shareholder dissatisfaction with payment

: If we believe the company’s payment is

inadequate, within 30 d

ays of the payment, we must deliver a notice to the company

setting forth our estimate of fair value and demand payment of that estimate less whatever has been paid.

7.

Court action

: If our demand remains unsettled, the company must initiate a proceeding wit

hin 60 days after receipt of our notice stating the company’s payment was inadequate by petitioning the superior court of the county in which the company’s principal office is located, to determine the fair value of the shares.  If the company does not do so, it must

pay each dissenter whose demand is unsettled the amount demanded.  The court shall have the power to appoint one or more appraisers to receive evidence and recommend a decision as to fair value.

8.

Withdrawal of demand

:  Under the terms of the mer

ger agreement, at any point prior to

the closing of the merger, we may withdraw our payment demand and instead receive the merger consideration to which we would otherwise be entitled.

Executive Summary

ICOS Corporation

Erectile Dysfunction Market

Valuation Consideration

Dissenters’ Rights

Broker Models

HealthCor 13D Filings

Broker JV Model 1 – Cowen

Broker Full P&L Model 1 – Cowen

Broker JV Model 2 – UBS

Broker Full P&L Model 2 – UBS

Broker JV Model 3 – Morgan Stanley

Broker Full P&L Model 3 – Morgan Stanley

Executive Summary

ICOS Corporation

Erectile Dysfunction Market

Valuation Consideration

Dissenters’ Rights

Broker Models

HealthCor 13D Filings

13D Filed on November 2, 2006

Commission on November 1, 2006.

reported in the Company’s Schedule 14A Proxy Statement filed with the Securities and Exchange

n 65,547,192 shares of the Company’s common stock outstanding as of October 30, 2006 as

Based upo

1

g that was announced

at the upcoming shareholder meetin

”)

Eli Lilly

(“

against the proposed acquisition of ICOS by Eli Lilly & Company

We intend to vote

1

hares outstanding.

of all ICOS common s

%

more than 5

ents

This repres

.

”)

Company

“

the

” or

ICOS

s of ICOS Corporation (“

00,000 share

3,3

own

currently

that

funds

to private investment

advisor

the investment

HealthCor Management, L.P. is

Dear Gentlemen:

David V. Milligan

gia

Robert W. Pan

Teresa Beck

Gary L. Wilcox

Vaughn D. Bryson

Jack W. Schuler

Robert J. Herbold

James L. Ferguson

Paul N. Clark

Board of Directors

Attn:

98021

Bothell, WA

Avenue S.E.

th

22021 20

ICOS Corporation

, 2006

2

November

in

the Schedule 14A

Proxy Statement filed with the Securities and Exchange

Commissio

n

(“

SEC

”)

on November 1, 2006

(the “

Proxy Statement

”)

.

W

e believe

that

ICOS

’

actual

value is well in excess of

$

40

per share

.

The

proposal by Eli Lilly

to acquire the outstanding shares of ICOS for $32 per

share does not fully compensate the shareholder

s of ICOS for its

50%

share of

Lilly

ICOS LLC, future clinical opportunities for Cialis and other

C

ompany

assets of value.

Specifically,

the current proposed transaction price of

$32 per share values ICOS

at

approximately $2.

0

B

1

.

By applying any num

ber of

industry

accepted valuation

methodologies, we calculate a value of ICOS that is

well in excess of

$40 per s

hare.  [See

Exhibit

A

attached hereto

].

Although the proposed purchas

e price represents a

premium over the recently

depressed share price,

t

he proposed purchase price

represents

a

:

zero

premium over the

ICOS

stock pr

ice from one year and  two

years ago;

30% discount from

ICOS share

prices seen three

years ago

;

50% discount from

ICOS share

pri

ces seen five

years ago;

and

30% discount from Jun

e

1999 when Paul Clark joined ICOS as

President and

Chief Executive Officer.

Recent step

s by Lilly ICOS LLC to control

spending and manage toward

s

profitability have

begun to result in

material

financial benefits.  The Erectile

Dysfunction

market

prescri

ption volumes are

reaccelerating and Cialis is a primary beneficiary.

Ongoing clinical trials

of Cialis in additional therapeutic indications

are expected to yield

data that could significantly expand the commercial prospects for Cialis.

  It is our belief

that the market would have

1

Calculated by multiplying the purchase p

rice of $32 per share by 65,547,192 shares outstanding; addition of $131,709,000 cash, investments and receivable from Lilly ICOS LLC; subtraction of $278,650,000 in convertible debt; addition of $250,000,000 NPV of net operating losses.